                                                                       EXHIBIT W

                SECOND AMENDED AND RESTATED TRANSACTION AGREEMENT

     THIS SECOND AMENDED AND RESTATED  TRANSACTION  AGREEMENT (this "Agreement")
is made as of  September  16, 2005,  by and among JD  Holdings,  LLC, a Delaware limited  liability  company  ("JDH"),  JQH Acquisition  LLC, a Delaware  limited liability company ("JQHA," together with JDH, collectively, the "JDH Entities"),
John Q. Hammons ("JQH"),  John Q. Hammons,  as Trustee of the Revocable Trust of
John Q. Hammons, dated December 28, 1989, as amended and restated ("JQH Trust"), and Hammons,  Inc., a Missouri corporation  ("Hammons,  Inc.," together with JQH and JQH Trust,  collectively,  the  "Stockholders").  This Agreement  amends and restates in its entirety the Amended and Restated Transaction  Agreement,  dated as of June 14, 2005, by and among the parties hereto (the "Original Agreement").
Capitalized  terms used but not otherwise defined herein shall have the meanings accorded to them in Article I.

     WHEREAS,  the  Stockholders  own (i) common  stock  with a majority  of the voting power of JQH Inc.,  the sole general  partner of John Q. Hammons  Hotels,
L.P.,  a Delaware  limited  partnership  ("JQH LP"),  and (ii)  limited  partner interests  in JQH  LP  representing  approximately  76%  of  the  direct  equity interests in JQH LP;

     WHEREAS, John Q. Hammons Hotels, Inc., a Delaware corporation ("JQH Inc."),
JQHA,  and JQH Merger  Corporation,  a Delaware  corporation  and a wholly-owned subsidiary of JQH Acquisition  ("Merger Sub"),  are parties to the Agreement and
Plan of Merger, dated as of the June 14, 2005 (the "Merger Agreement"), pursuant to which  Merger  Sub will,  subject to the terms and  conditions  of the Merger
Agreement, merge with and into JQH Inc. (the "Merger"), with JQH Inc. continuing as the surviving corporation;

     WHEREAS,  JQH desires to obtain  certain assets of JQH LP and financing for hotel development activities;

     WHEREAS, the Stockholders and the JDH Entities, after the Merger, desire to recapitalize  JQH LP to reflect the  respective  economic  and other  rights and obligations  of the  partners  with  respect  to JQH LP subject to the terms and conditions set forth herein;

     WHEREAS,  the  Stockholders  are willing,  on the terms and  conditions set forth  herein,  to vote all of their equity  interests in JQH Inc. and JQH LP in favor of, and  otherwise  support  the JDH  Entities  in  connection  with,  the proposed Merger and the transactions contemplated hereby; and

     WHEREAS,  the  parties  hereto  desire to amend and  restate  the  Original
Agreement in its entirety as set forth herein.

     NOW,  THEREFORE,  in consideration of the mutual covenants herein contained and for other good and valuable  consideration given and received by each party, receipt of which is hereby  acknowledged,  the parties hereto agree to amend and restate the Original Agreement in its entirety as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Certain Defined Terms.  For purposes of this  Agreement,  the following capitalized terms shall have the meanings set forth below:

     "Affiliate" means, as to any specified Person, (i) any trust,  shareholder, equity  owner,  officer or director of such Person and their  family  members or
(ii) any  other  Person  which,  directly  or  indirectly,  through  one or more intermediaries,  controls,  is  controlled  by,  employed by or is under  common control  with,  the  specified  Person.  For the  purposes  of this  definition,
"control"  means the possession of the power to direct or cause the direction of the  management  and policies of such Person,  whether  through the ownership of voting securities, by contract or otherwise. The term "Affiliates" shall include all Subsidiaries of such Person.  For purposes of this Agreement,  JQH Inc., JQH
LP, and their respective  Subsidiaries shall not be deemed to be "Affiliates" of any Stockholder.

     "Alternative  Transaction"  means  any  (i)  reorganization,   dissolution,
liquidation or  recapitalization  of JQH Inc., JQH LP or any of their respective
Subsidiaries  or  involving  JQH  Inc.,  JQH  LP  or  any  of  their  respective
Subsidiaries,  (ii) merger, consolidation,  share exchange or acquisition of JQH
Inc., JQH LP or any of their respective Subsidiaries, (iii) sale of any material amount of assets of JQH Inc.,  JQH LP or any of their  respective  Subsidiaries,
(iv) direct or indirect  acquisition or purchase of any of the Equity Interests,
(v) any similar transaction or business  combination  involving JQH Inc., JQH LP or any of their respective Subsidiaries or their respective businesses,  capital stock,  partnership  interests,  other equity  interests or assets or (vi) other transaction  the  consummation  of which  would  prevent,  impede  or delay  the consummation of the Transaction that, in each of the cases outlined in items (i)
through (vi) above,  does not involve JDH or JQHA on terms acceptable to JDH and
JQHA in their sole discretion.

     "Atrium Finance Entities" has the meaning set forth in Section 2.1(l).

     "Atrium TRS Entities" has the meaning set forth in Section 2.1(l).

     "Business  Day"  means any day other than a  Saturday,  Sunday or other day which is a legal holiday in the State of Delaware.

     "Closing" means the closing of the  Transactions,  as effected  immediately after the Effective Time in the order set forth in Section 2.1.

     "Consent" means any approval, consent, ratification,  permission, waiver or authorization (including any Governmental Authorization).

     "Debt" means, as to any Person,  at a particular time, (i) indebtedness for borrowed money or for the deferred  purchase price of property  (which shall not include accounts payable incurred in the ordinary course of business) in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise,  or in respect of which such Person  otherwise  assures a creditor against loss, (ii) obligations  under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which  obligations  such Person is liable,  contingently or otherwise,  as  obligor,

guarantor or otherwise, or in respect of which obligations such Person assures a creditor  against  loss,  (iii)  obligations  of  such  Person  to  purchase  or repurchase  accounts  receivable,  chattel paper or other payment rights sold or assigned by such Person,  (iv)  indebtedness or obligations of such Person under or with respect to letters of credit, notes, bonds or other debt instruments and
(v) all  obligations  of such Person under any interest rate swap, cap or collar agreement or other similar agreement or arrangement  designed to alter the risks of that Person arising from fluctuations in interest rates, in each case whether contingent or matured.

     "Effective Date" means the date during which the Effective Time occurs.

     "Effective Time" means such time as the Merger is declared effective by the
Secretary of State of the State of Delaware in accordance with the provisions of
Section 251 of the General Corporation Law of the State of Delaware.

     "Equity Interests" has the meaning set forth in Section 4.2.

     "Fourth  Amended  and  Restated  LPA" has the  meaning set forth in Section
2.1(i).

     "Funding Agreement" has the meaning set forth in Section 2.1(p).

     "Governmental  Authorization" means any: (a) permit, license,  certificate, franchise,  permission,  variance,  clearance,  registration,  qualification  or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement;  or (b)
right under any contract with any Governmental Body.

     "Governmental Body" means any: (a) nation, state,  commonwealth,  province, territory, county,  municipality,  district or other jurisdiction of any nature;
(b)  federal,  state,  local,  municipal,  foreign or other  government;  or (c)
governmental  or  quasi-governmental  authority  of any  nature  (including  any
governmental  division,   department,   agency,   commission,   instrumentality,
official,  organization,  unit,  body or  other  Person  and any  court or other tribunal).

     "Hammons, Inc." has the meaning set forth in the Preamble.

     "HSR Act" means the Hart-Scott-Rodino  Antitrust  Improvements Act of 1976,
as amended, and the rules and regulations promulgated thereunder.

     "Indenture" means the Indenture, dated as of May 21, 2002, by and among JQH
LP, John Q. Hammons Hotels Finance Corporation III, a Missouri corporation,  and
Wachovia Bank, National Association,  as trustee, relating to the First Mortgage
Notes due 2012, as amended to the date hereof.

     "Incapacity"  means (a) death, (b) total physical or mental disability that has a  reasonable  likelihood  of  preventing  JQH from  developing  hospitality properties  for more than one (1)  year,  or (c) entry of an order by a court of competent  jurisdiction  adjudicating  JQH  incompetent to manage his own person and/or his estate. The determination to be made under subsection (b) above shall be based on the written  opinion of a majority of a  three-physician  panel (the
"Panel")  consisting  of the  following:  one  physician  shall be the physician regularly  attending  JQH; one physician  shall be selected by the JDH Entities;
and the third shall be a physician selected by the aforesaid two physicians, who shall not have had any prior relationship (whether personally or professionally)  with JQH. In conjunction  with a determination to be made under subsection (b), JQH hereby consents to examination by the three  physicians,  to furnish any medical  information  requested by any examining  physician,  and to waive any applicable  physician-patient privilege that may arise because of such examination.  Specifically,  JQH hereby intends for his  attorney-in-fact  to be treated  as he  would  be  with  respect  to his  rights  regarding  the use and disclosure  of  JQH's  individually  identifiable  health  information  or other medical records.  This release authority applies to any information  governed by the Health Insurance  Portability and Accountability  Act of 1996 ("HIPAA"),  42
USC 1320d and 45 CFR 160-164.  For the  purposes  described  herein,  JQH hereby expressly designates his attorney-in-fact as his "Personal Representative" under the HIPAA laws and regulations.

     "Interim LPA" has the meaning set forth in Section 2.1(a).

     "iStar" means iStar Financial, Inc., a Maryland corporation.

     "JDH" has the meaning set forth in the Preamble.

     "JQH" has the meaning set forth in the Preamble.

     "JQH Hotels Two" has the meaning set forth in Section 2.1(j)(iii).

     "JQH Inc." has the meaning set forth in the Recitals.

     "JQH Inc. Common" has the meaning set forth in Section 2.1(b)(i).

     "JQH Inc. Options" has the meaning set forth in Section 2.1(b)(i).

     "JQH LP" has the meaning set forth in the Recitals.

     "JQH Management  Company" means John Q. Hammons Hotels Management  Company,
LLC, a new limited liability  company to be formed by the Stockholders  prior to the Effective Time.

     "JQH Trust" has the meaning set forth in the Preamble.

     "Legal Requirement" means any federal, state, local, municipal,  foreign or
other  law,  statute,   constitution,   principle  of  common  law,  resolution,
ordinance, code, edict, decree, rule, regulation,  ruling or requirement issued, enacted,  adopted,  promulgated,  implemented or otherwise put into effect by or under the  authority  of any  Governmental  Body (or under the  authority of The
American Stock Exchange or any other stock exchange, if applicable).

     "Long-Term  Line of Credit  Agreement" has the meaning set forth in Section
2.1(q).

     "Merger" has the meaning set forth in the Recitals.

     "Merger Agreement" has the meaning set forth in the Recitals.

     "Merger Sub" has the meaning set forth in the Recitals.

     "Newco LLC" means Atrium GP, LLC, a Delaware limited liability company.

     "Options" has the meaning set forth in Section 4.2.

     "Original Agreement" has the meaning set forth in the Preamble.

     "Person"  means  any  individual,  corporation  (including  any  non-profit corporation), general or limited partnership, limited liability company, estate, trust, association, organization or other entity or Governmental Body.

     "Prior LP  Agreement"  means the Second  Amended and Restated  Agreement of
Limited  Partnership  of JQH LP, dated as of November 23, 1994, by and among JQH
Inc., as general  partner,  and JQH,  Trustee of the Revocable  Trust of John Q.
Hammons Dated December 28, 1989, as Amended and Restated,  and Hammons, Inc., as
limited  partners,  as previously  amended by Amendment No. 1 dated February 24,
1995,  Amendment  No. 2 dated October 12, 1995 and Amendment No. 3 dated May 17,
2002.

     "Representatives" has the meaning set forth in Section 3.3(a).

     "Short-Term Line of Credit Agreement" means the Loan Agreement, dated as of
June 14, 2005, by and among JQH, JQH Trust and iStar.

     "Stockholder Debt" has the meaning set forth in Section 4.7.

     "Stockholders" has the meaning set forth in the Preamble.

     "Subsidiary"  means, with respect to any Person,  any corporation,  limited liability  company,  partnership,  association or other business entity of which
(i) if a  corporation,  a majority of the total  voting power of shares of stock entitled  (without  regard to the occurrence of any  contingency) to vote in the election of  directors,  managers  or  trustees  thereof is at the time owned or controlled,  directly or indirectly,  by that Person or one or more of the other
Subsidiaries  of that  Person  or a  combination  thereof  or (ii) if a  limited liability company, partnership, association or other business entity (other than a  corporation),  (x) a majority of the  partnership or other similar  ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, and for this purpose,  a Person or Persons own a majority  ownership interest in such a business  entity  (other  than a  corporation)  if such Person or Persons shall be allocated a majority of such business  entity's  gains or losses or (y)
that  Person  shall be or control  any  managing  director  or  general  partner controlling such business entity (other than a corporation).

     "Third  Amended  and  Restated  LPA" has the  meaning  set forth in Section
2.1(f).

     "Transaction  Agreements"  means,  collectively,   all  of  the  agreements
referenced in Section 2.1 hereof.

     "Transferred Hotel Properties" has the meaning set forth in Section 2.1(l).

     "Transactions" has the meaning set forth in Section 2.1.

     1.2 Other Definitional Provisions.  References to "Sections," "Exhibits" or
"Schedules" shall be to sections of, or exhibits or schedules  attached to, this
Agreement unless otherwise  specifically  provided.  Any of the terms defined in this  Agreement  may,  unless the  context  otherwise  requires,  be used in the singular or the plural,  depending on the reference. Any reference herein to any agreement, document or instrument, including, without limitation, this Agreement and any exhibits, unless expressly noted otherwise, shall be a reference to each such  agreement,  document or instrument  as the same may be amended,  restated, supplemented  or otherwise  modified  from time to time to the extent  permitted hereunder.

                                   ARTICLE II
                                  TRANSACTIONS

     2.1 Closing  Transactions.  Upon the terms and subject to the conditions of this Agreement,  each of the parties hereto agrees to and shall  consummate,  or shall  cause to be  consummated,  immediately  after  the  Effective  Time,  the following  transactions,  in  the  order  set  forth  below  (collectively,  the
"Transactions"),  and,  subject to the second sentence of Section  2.1(d),  each
Transaction shall be conditioned upon the occurrence of the other Transactions.

          (a) Amendment of Prior LP Agreement.  JQH Inc, as general partner, and
JQH Trust and  Hammons,  Inc.,  as limited  partners,  shall  cause the Prior LP
Agreement  to be amended in the form  attached  hereto as Exhibit  2.1(a) (as so amended, the "Interim LPA").

          (b) JQH Inc.  Options.  JQHA shall contribute to JQH Inc. an amount of cash equal to (A) the product of (1) the  aggregate  number of shares of Class A common  stock,  par value $.01 per share,  of JQH Inc.  (the "JQH Inc.  Common")
issuable  upon  exercise of all of the options  outstanding  as of the Effective
Time  (collectively,  the "JQH Inc.  Options")  to  purchase  shares of JQH Inc.
Common issued under,  and in accordance  with, the John Q. Hammons Hotels,  Inc.
1994  Employee  Stock  Option Plan and the John Q.  Hammons  Hotels,  Inc.  1999
Non-Employee  Director  Stock and Stock Option Plan,  multiplied  by (2) $24.00, less  (B) the  aggregate  amount  of the  exercise  price of all of the JQH Inc.
Options.

          (c) Real Estate Sale and Noncompete.  JQH Trust and JQH shall, and the
JDH Entities  shall cause JQH Inc. to cause John Q. Hammons Hotels Two, L.P. to, enter  into  the Real  Estate  Sale and  Non-compete  Agreement,  in the form of
Exhibit 2.1(c)  attached  hereto,  and such agreement shall be in full force and effect. The transactions contemplated by such agreement to be consummated on the
Effective Date shall be consummated subject to the terms and conditions therein.

          (cc) Promissory Note. JQH LP shall distribute a promissory note to JQH
Trust in the form of Exhibit 2.1(cc) attached hereto.

          (d) Chateau  Distribution.  The Stockholders and the JDH Entities,  as
applicable,  shall enter into, and shall cause their  respective  Affiliates (as applicable) to enter into, the Chateau  Distribution  Agreement,  in the form of
Exhibit 2.1(d)  attached  hereto,  and such agreement shall be in full force and effect. The transactions contemplated by such agreement to be consummated on the
Effective Date shall be consummated subject to the terms and conditions therein, it being  understood  and agreed that,  notwithstanding  anything  herein to the contrary,  in the  event  that  all  of the  conditions  to the  closing  of the transactions  contemplated by such

agreement are not satisfied,  the consummation of the transactions  contemplated by such  agreement  to be  consummated  on the  Effective  Date shall not in any respect  serve as a condition to the  occurrence of the other  Transactions  set forth in this Section 2.1.

          (e)  Management  Assets.  The  Stockholders  and the JDH Entities,  as
applicable,  shall enter into, and shall cause their  respective  Affiliates (as applicable) to enter into, the Management  Assets and  Obligations  Distribution
Agreement,  in the form of Exhibit 2.1(e)  attached  hereto,  and such agreement shall  be in full  force  and  effect.  The  transactions  contemplated  by such agreement to be consummated  on the Effective Date shall be consummated  subject to the terms and conditions therein.

          (f)  Amendment  and  Restatement  of Interim  LPA. JQH Inc, as general partner, and JQH Trust and Hammons,  Inc., as limited partners,  shall cause the
Interim LPA to be amended and  restated in the form  attached  hereto as Exhibit
2.1(f) (as so amended and restated,  the "Third Amended and Restated LPA"),  and the Third Amended and Restated LPA shall be in full force and effect.

          (g) Redemption Agreement.  JQH Trust and JQH Inc. shall enter into the
Redemption  Agreement in the form of Exhibit 2.1(g)  attached  hereto,  and such agreement shall be in full force and effect.  The  transactions  contemplated by such  agreement to be  consummated  on the Effective  Date shall be  consummated subject to the terms and conditions therein.

          (h) Exchange of Certain  Interests.  JQH Inc. shall  contribute all of its general partner  interest in JQH LP to Newco LLC, and in exchange  therefor,
Newco LLC shall issue to JQH Inc. a  preferred  equity  interest  (or such other interests as determined by Newco LLC in its sole discretion) in Newco LLC.

          (i) Amendment and  Restatement  of Third Amended and Restated LPA. JQH
Inc. shall cause Newco to be admitted as a general  partner to JQH LP, and Newco
LLC, as general partner,  and JQH Trust and Hammons,  Inc., as limited partners, shall cause the Third Amended and Restated LPA to be amended and restated in the form attached hereto as Exhibit 2.1(i) (as so amended and restated,  the "Fourth
Amended and Restated LPA"),  and the Fourth Amended and Restated LPA shall be in full force and effect.

          (j) Name Changes. Subject to the terms and conditions of the Indenture and the related security agreements, JQHA shall cause the following name changes to be effected:

               (i)  the  name  of John  Q.  Hammons  Hotels,  Inc.,  a  Delaware corporation, shall be changed to "Atrium Hotels, Inc.";

               (ii) the name of John Q. Hammons Hotels Finance  Corporation III, a  Missouri  corporation,  shall  be  changed  to  "Atrium  Hotels  Finance
     Corporation III";

               (iii) the name of John Q.  Hammons  Hotels Two,  L.P., a Delaware limited  partnership ("JQH Hotels Two"), shall be changed to "Atrium Hotels
     Two, L.P.";

               (iv) the name of J.Q.H., Inc., a Missouri  corporation,  shall be changed to "A.H., Inc."; and

               (v) the name of John Q. Hammons Food and Beverage Holding Company
     Inc., a Missouri  corporation,  shall be changed to "Atrium Hotels Food and
     Beverage Holding Company Inc."

In the  event  that the  Indenture  or any of the  related  security  agreements prohibit the name changes contemplated by this Section 2.1(j), such name changes shall  be  effected  no  later  than  30  days  after  such  time  as  all  such prohibitions, if any, cease to be effective.

          (k) Execution of Certain  Agreements.  JQH Inc., the  Stockholders and
JQHA,  as  applicable,  shall  enter  into,  and shall  cause  their  respective
Affiliates (as applicable) to enter into, each of the following agreements,  and each such agreement shall be in full force and effect:

               (i) the Tax Indemnity  Agreement,  in the form attached hereto as
     Exhibit 2.1(k)(i);

               (ii) the Sponsor  Right of First  Refusal,  in the form  attached hereto as Exhibit 2.1(k)(ii);

               (iii) the JQH Right of First Refusal, in the form attached hereto as Exhibit 2.1(k)(iii);

               (iv) the Non-Solicitation  Agreement, in the form attached hereto as Exhibit 2.1(k)(iv);

               (v) the Corporate Overhead Agreement, in the form attached hereto as Exhibit 2.1(k)(v); and

               (vi) the Development  Restriction Agreement, in the form attached hereto as Exhibit 2.1(k)(vi).

          (l)  Amendment  to Limited  Partnership  Agreement  of JQH Hotels Two;
Formation  of Atrium TRS  Entities  and Atrium  Finance  Entities;  Transfer  of
Certain Properties.

               (i) JQHA shall cause the  Limited  Partnership  Agreement  of JQH
     Hotels Two to be amended to delete Section 13.1(E) thereof.

               (ii) JQHA shall  cause:  (i) the  formation  of Atrium TRS,  LLC,
     Atrium TRS I, LP,  Atrium TRS II,LP,  Atrium TRS III, LP and Atrium TRS IV,
     LP (collectively,  the "Atrium TRS Entities"), Atrium Finance I, LP, Atrium
     Finance  II,  LP,  Atrium  Finance  III,  LP  and  Atrium  Finance  IV,  LP
     (collectively,  the "Atrium Finance Entities"); (ii) JQH LP, JQH Hotels Two
     and  Northwest  Arkansas  Hotel Ltd.  Co. to transfer  certain of the hotel properties  owned by them,  as  designated  by JQHA in its sole  discretion
     (such hotel properties,  collectively, the "Transferred Hotel Properties"), to the Atrium  Finance  Entities in exchange  for  interests  in the Atrium
     Finance  Entities,  as determined in the sole discretion of JQHA; and (iii)
     the personal  properties  related to the Transferred Hotel  Properties,  as designated by JQHA in its sole discretion,  to be transferred to the Atrium
     TRS Entities (other than Atrium TRS, LLC) in exchange for interests in such
     Atrium TRS Entities, as determined in the sole discretion of JQHA.

          (m) TRS Leases. JQHA shall cause Newco LLC to cause JQH LP, JQH Hotels
Two, the Atrium  Finance  Entities and the Atrium TRS Entities to enter into the
TRS Leases, in the form attached hereto as Exhibit 2.1(m),  with respect to each of the hotels owned by JQH LP, JQH Hotels Two and the Atrium Finance Entities.

          (n) Revenue Sharing  Agreement.  The Stockholders and the JDH Entities
shall  cause  their  respective  Affiliates  (as  applicable)  to enter into the
Revenue Sharing  Agreement,  in the form attached hereto as Exhibit 2.1(n),  and such agreement shall be in full force and effect.

          (o) Management Services  Agreements.  The Stockholders shall cause JQH
Management  Company,  and JQHA  shall  cause  Newco LLC to cause the  Atrium TRS
Entities and certain other of its Affiliates (as applicable),  to enter into the
Management Services  Agreements,  in the form attached hereto as Exhibit 2.1(o), and such agreements shall be in full force and effect.

          (p) Funding Agreement.  iStar shall execute the funding Agreement,  in the form of Exhibit 2.1(p) attached hereto,  and such agreement shall be in full force and effect (the "Funding Agreement").

          (q) Long-Term Line of Credit Agreement.  Atrium Lendco LLC, a Delaware
limited  liability company to be formed prior to the Effective Time, and John Q.
Hammons Hotels  Development,  LLC, a Missouri  limited  liability  company to be formed  by JQH  Trust  prior  to the  Effective  Time,  shall  execute  the Loan
Agreement,  in the form of Exhibit 2.1(q)  attached  hereto,  and such agreement shall be in full force and effect (the "Long Term Line of Credit Agreement").

                                  ARTICLE III
                                   COVENANTS

     3.1 Support of the Merger. The Stockholders,  jointly and severally, agree, to the extent  permitted by law,  prior to the  termination of this Agreement in accordance with its terms, (i) to attend all meetings of the stockholders of JQH
Inc., (ii) to retain all voting rights with respect to the Equity  Interests (as defined in Section 4.2), and (iii) at every meeting of the  stockholders  of JQH
Inc.,  however called, or every adjournment  thereof,  or in connection with any action by written consent by the stockholders of JQH Inc. or limited partners of
JQH LP,  to vote all of the  shares  of Class A common  stock and Class B common stock of JQH Inc. owned by the Stockholders and all limited partner interests in
JQH LP that they own:

          (a) in  favor  of the  Merger,  the  Transaction  and the  Transaction
Agreements for which  stockholder or limited  partner  approval may be required;
and

          (b) without regard to any  recommendation  from the Board of Directors of JQH Inc. to stockholders or limited partners,  against any Competing Proposal
(as defined in Section  3.3(a))  and any other  action or  agreement  that would reasonably  be expected to prevent,  impede,  adversely  affect,  compete  with, interfere with, delay,  postpone or discourage the Merger or the Transaction (or attempt  to do any of the  foregoing),  including  without  limitation:  (A) any
extraordinary  corporate  transaction,   such  as  a  merger,  rights  offering,
reorganization,

recapitalization  or  liquidation  involving  JQH  Inc.,  JQH LP or any of their respective  Subsidiaries,  (B) a sale or transfer of a material amount of assets of JQH Inc., JQH LP or any of their respective Subsidiaries,  or the issuance of any securities of JQH Inc., JQH LP or any of their respective Subsidiaries,  (C)
any change in the executive  officers or the Board of Directors of JQH Inc., (D)
any change in the present corporate or partnership  structure or business of JQH
Inc.  or  JQH  LP or  (E)  except  to  the  extent  contemplated  by  any of the
Transaction Agreements, any amendment to the constitutive documents of JQH Inc.,
JQH LP or any of their respective Subsidiaries.

With respect to the matters set forth in Sections  3.1(a) and 3.1(b) above,  the
Stockholders  hereby revoke any and all prior proxies given by the  Stockholders with  respect to the Equity  Interests  (the "Prior  Proxies")  and agree not to grant any subsequent  proxies with respect to the Equity  Interests  until after the termination of this Agreement in accordance with its terms. The Stockholders shall  retain  their  voting  power  with  respect to the  Equity  Interests  in connection with any matters, other than the matters set forth in Sections 3.1(a)
and 3.1(b) above,  and shall  exercise their voting power on such matters to the extent permitted by law.

     3.2 No Sale of Equity Interests. Prior to the termination of this Agreement in accordance with its terms and except as set forth otherwise in this Agreement and the Transaction Agreements, the Stockholders shall not:

          (a) sell,  offer,  assign,  transfer,  convert,  pledge  or  otherwise dispose of or encumber,  directly or indirectly,  any of the Equity Interests or grant any options or rights to the Equity Interests, or any of the Stockholders'
voting or  economic  interest  therein,  to any third  party,  or,  directly  or indirectly,  solicit or entertain  offers from any third party to enter into any such transaction;

          (b) grant any  proxies  or enter into any  voting  agreement  or other arrangement with respect to any of the Equity Interests;

          (c) deposit any Equity Interests into a voting trust;

          (d) convert,  or allow  conversion  of, shares of Class B common stock into shares of Class A common stock; or

          (e) cause to be declared or paid any  dividends  on,  cause to be made any other  distributions  in respect of, or cause to be  redeemed  or  otherwise purchased,  any of equity interests (including any Options therefor) of JQH Inc.
or JQH LP.

     3.3 No  Solicitation.  Prior  to  the  termination  of  this  Agreement  in accordance with its terms and except as set forth otherwise in this Agreement,

          (a)  each  of  the  Stockholders  shall  discontinue  immediately  any
existing  solicitation,   initiation,  encouragement,  activity,  discussion  or
negotiation  with  any  Persons  conducted  prior  to the  date  hereof  by such
Stockholder  or any of  its  Affiliates,  advisors,  agents  or  representatives
(collectively,  the "Representatives"),  with respect to any proposed, potential or contemplated Alternative Transaction;

                                       10

(b) none of the  Stockholders  shall,  nor shall any of them authorize or permit any of its  Affiliates  or any  of its or its  Affiliates'  Representatives  to,
directly or indirectly, (i) solicit or initiate, or encourage the submission of, any proposal or indication of interest  relating to an Alternative  Transaction,
(ii) participate in any discussions or negotiations regarding, or furnish to any
Person any  information  with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes,  or may reasonably be expected to lead to, any Alternative Transaction or (iii) authorize, approve, consummate,  engage  in,  or enter  into any  agreement  with  respect  to,  any
Alternative Transaction; and

          (c) in the event that any of the  Stockholders  or its  Affiliates  or
their  respective   Representatives  receives  an  offer,  proposal  or  similar communication  regarding an  Alternative  Transaction,  the  Stockholders  shall promptly deliver written notice of such communication to JDH and JQHA, including reasonable details of the substance thereof.

     3.4 Action in Stockholder  Capacity Only. This Agreement shall not apply to any action  taken by JQH in his  capacity  as a director or officer of JQH Inc., and any actions taken by JQH pursuant to this Agreement  shall be solely actions in his capacity as a stockholder of JQH Inc. and a limited partner of JQH LP.

     3.5  Information.  Until  the  Closing,  JQHA will  make  available  to the
Stockholders all documents that the Stockholders  reasonably  request concerning the  capitalization,  business,  liabilities  and the  assets  of  JQHA  and its
Subsidiaries and will provide answers to all Stockholders'  reasonable questions in connection therewith.

     3.6 Debt Payments.  The Stockholders shall not take any action to cause JQH
Inc.  and its  Subsidiaries  to (a) make any  payments  in respect of their Debt other than scheduled interest and amortization  payments, if any, required to be made under the agreements  evidencing  Debt of JQH Inc. and its  Subsidiaries or
(b) accelerate or prepay any portion of any such Debt.

     3.7 HSR Act Compliance.  The JDH Entities and the  Stockholders  shall take all commercially reasonable actions necessary to comply with the requirements of the HSR Act in connection with the consummation of the Transactions.

     3.8 Assignment of Employment  Agreement.  After the Effective Time, the JDH
Entities  shall  cause JQH Inc.  to assign to JQH  Management  Company,  and the
Stockholders  shall cause JQH Management  Company to accept  assignment of, that certain  Employment  Agreement  dated  September  17,  2001,  by and between Lou
Weckstein and JQH Inc.

     3.9 Indenture  Compliance  Plan. In all matters relating to this Agreement, the  parties  hereto  intend to comply  with the  terms  and  conditions  of the
Indenture.  The parties hereto agree that Exhibit 3.9 attached hereto sets forth
generally  their   understanding  with  respect  to  the  actions  necessary  in furtherance of such intent.

     3.10 Consents and  Approvals.  On or prior to the Effective  Time,  the JDH
Entities and the Stockholders shall use their commercially reasonable efforts to obtain all material licenses, permits, authorizations, consents and approvals of all third parties  necessary in connection with consummation of the transactions contemplated by this  Agreement,  whether set forth in Schedule 4.3(a) or deemed necessary prior to the Effective Time.

                                       11

     3.11 Board of  Directors  of Merger  Sub.  JQHA shall use its  commercially reasonable  efforts to appoint and  maintain a board of  directors of Merger Sub that will cause Merger Sub to comply with the terms of the Chateau  Distribution
Agreement.

     3.12 Chateau Distribution Agreement Covenants. Prior to the Effective Time,
the JDH Entities and the  Stockholders  shall take all  commercially  reasonable actions  necessary to prepare for the  performance of the covenants set forth in the Chateau Distribution Agreement immediately after the Effective Time.

     3.13 JQH Inc.  Options.  The expense  attributable to all JQH Inc.  Options owned by  employees  or  former  employees  of JQH LP and its  subsidiaries  and bonuses paid in  connection  therewith  shall be reported for income and payroll tax  purposes  as an expense of JQH LP and its  subsidiaries  and  allocated  in accordance with the Interim LPA.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     The Stockholders  hereby represent and warrant,  jointly and severally,  to
JQHA and JDH, as of the date of the Original Agreement and as of Closing, that:

     4.1 Power and  Authority.  Each  Stockholder  has all  requisite  power and authority to execute and deliver this Agreement and the  Transaction  Agreements and all other agreements and documents to be executed or delivered by such party pursuant to this Agreement and the Transaction  Agreements or in connection with the Transactions, as applicable, and to perform its or his obligations hereunder and  thereunder  and to  consummate  the  transactions  contemplated  hereby and thereby. This Agreement has been duly executed and delivered by each Stockholder and constitutes a valid and binding obligation of each Stockholder,  enforceable against  it or him in  accordance  with its  terms,  except as may be limited by bankruptcy,  insolvency,  reorganization,  moratorium or similar laws  affecting creditors'  rights generally and by general  equitable  principles.  Each of the
Transaction  Agreements to which any of the Stockholders and their Affiliates is a party,  upon execution by all of the parties thereto,  will constitute a valid and binding obligation of such Stockholder (and its Affiliates,  as applicable), enforceable against it or him (and against the Stockholders'  Affiliates, as the case  may  be) in  accordance  with  its  terms,  except  as may be  limited  by bankruptcy,  insolvency,  reorganization,  moratorium or similar laws  affecting creditors'  rights  generally and by general  equitable  principles.  All of the
Prior Proxies are revocable, as contemplated by Section 3.1 hereof.

     4.2 Title to Equity  Interests.  Each Stockholder owns the equity interests shown next to such  Stockholder's  name on Schedule 4.2  (collectively,  "Equity
Interests"),  free and clear of any liens, pledges,  charges,  claims,  security
interests,   rights  of  first  offer  or  rights  of  first  refusal  or  other encumbrances other than the rights and obligations arising under this Agreement, and none of the Equity Interests are subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same,  and none of the
Equity  Interests are subject to any restriction on transfer  thereof except for restrictions  imposed by  applicable  federal and state  securities  laws or the partnership  agreement of JQH LP. At Closing,  each  Stockholder  will have full power and authority to convey good and marketable title to the Equity Interests, free and clear of any liens, security interests, rights of first offer or rights of first refusal or other encumbrances.  The Equity Interests  constitute all of the equity  interests of JQH Inc.  and JQH LP

                                       12

(including,  without  limitation,  capital stock and  partnership  interests and options, appreciation rights, warrants or other rights, contracts,  arrangements or commitments of any character (collectively "Options") relating to the capital stock  or  partnership  interests  of JQH  Inc.  and  JQH LP,  respectively,  or obligating  either of JQH Inc.  or JQH LP to issue,  grant or sell any shares of capital stock of, or other equity  interests in, or securities  convertible into equity interests in, JQH Inc. or JQH LP) owned,  directly or indirectly,  by the
Stockholders.  Schedule 4.2 also sets forth the number and exercise price of all
Options owned, directly or indirectly, by the Stockholders.

     4.3 Non-Contravention.

          (a)  Except  as set  forth  on  Schedule  4.3(a)  and  other  than any consents, approvals or other actions, the failure to obtain which would not materially  impair the ability to consummate the Transactions or impose any material  liability on the  Stockholders  or any of their  Affiliates,  the execution,  delivery,  and  performance  of this  Agreement (as well as all
     other   instruments,   agreements,   certificates,   or   other   documents
     contemplated  hereby or in  connection  herewith  or with the  Transactions
     (including,  without  limitation,  the  Transaction  Agreements))  by  each
     Stockholder, do not (a) violate any laws or any order of any court or other
     Governmental  Body  applicable  to  such  Stockholder  or any of its or his
     Affiliates, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement to which any Stockholder or any of their respective  Affiliates are a party, or by which any of them or any of  their  respective  properties  are  bound,  or  (c)  permit  the
     acceleration  of  the  maturity  of  any  material   indebtedness   of,  or
     indebtedness  secured by the property of, any  Stockholder  or any of their respective Affiliates.

          (b) Except as set forth on Schedule 4.3(b),  the execution,  delivery, and  performance  of this  Agreement  (as  well as all  other  instruments, agreements,  certificates,  or other  documents  contemplated  hereby or in
     connection   herewith  or  with  the   Transactions   (including,   without
     limitation,  the  Transaction  Agreements))  by  each  Stockholder,  do not violate or conflict with any provision of the organizational instruments of
     Hammons,  Inc., JQH Trust or any Affiliates of any Stockholder  involved in the Transactions.

     4.4 Consents, Approvals and Filings. Except as set forth on Schedule 4.4 or as otherwise  provided herein and other than any filings  required under the HSR
Act and any consents,  approvals or other  actions,  the failure to obtain which would not materially impair the ability to consummate the Transactions or impose any  material  liability  on the  Stockholders  or any of their  Affiliates,  no consent, approval,  authorization or determination of, or declaration, filing or registration with, or other action by, any Governmental Body or any other Person is required to be made or sought by any  Stockholder or any of their  Affiliates in connection with the execution, delivery and performance of this Agreement and all other  contemplated  agreements  or documents to be executed or delivered by
any  Stockholder  or  any  of  their  Affiliates   pursuant  to  this  Agreement
(including,   without   limitation,   the  Transaction   Agreements),   and  the
consummation by the Stockholders of the Transactions.

     4.5 Tax Matters.  The  transactions  contemplated by this Agreement and all other related  agreements  and documents  (including,  without  limitation,  the
Transaction  Agreements)  involve complex tax consequences for the Stockholders, and (i) the  Stockholders  are  relying

                                       13

solely on the advice of their own tax advisors in evaluating such  consequences,
(ii) none of JQHA,  JDH nor any  Affiliate  of JQHA or JDH has made (or shall be
deemed  to  have  made)  any   representations  or  warranties  as  to  the  tax
consequences of any such transaction to the Stockholders,  and (iii) references, if any, in this Agreement or any of the  Transaction  Agreements to the intended tax  effect of any  transaction  contemplated  by this  Agreement  or any of the
Transaction  Agreements  and the other  matters  described  herein  shall not be deemed to imply any  representation  by JQHA, JDH or their  Affiliates as to any particular  tax effect that may be obtained by any  Stockholder or its direct or indirect  beneficiary  or equity holder,  as relevant.  Each  Stockholder  shall remain solely  responsible for all tax matters  relating to such  Stockholder or its beneficiaries or equity holders, as relevant.

     4.6  Brokers.  Except as set forth on  Schedule  4.6,  no  broker,  finder, investment  banker or other  Person is  entitled to any  brokerage,  finder's or other  fee  or  commission  in  connection  with  the  Transactions  based  upon arrangements made by or on behalf of any of the Stockholders.

     4.7  Affiliate  Transactions.  Except  as set  forth on  Schedule  4.7,  no
Stockholder  or  any  of its or his  Affiliates  (a) is  party  to any  material agreement  (whether written or oral) with JQH Inc. or any of its Subsidiaries or has any interest in any property,  asset or right used by JQH Inc. or any of its
Subsidiaries  or necessary  for their  business or (b) has any Debt  outstanding that is payable to JQH Inc. or any of its  Subsidiaries  (all such Debt, if any, referred to herein as "Stockholder Debt").

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                                  JDH ENTITIES

     JDH and JQHA hereby,  jointly and  severally,  represent and warrant to the
Stockholders, as of the date of the Original Agreement and as of Closing, that:

     5.1 Power and  Authority.  JDH and JQHA  each has all  requisite  power and authority  to execute and deliver this  Agreement  and all other  agreements  or documents contemplated to be executed or delivered pursuant to this Agreement or in  connection  with any of the  Transactions,  as  applicable,  to perform  its
obligations   hereunder  and  thereunder  and  to  consummate  the  transactions contemplated  hereby and  thereby.  This  Agreement  has been duly  executed and delivered by each of JDH and JQHA and constitutes a valid and binding obligation of each of them,  enforceable  against them in accordance with its terms, except as may be limited  by  bankruptcy,  insolvency,  reorganization,  moratorium  or similar laws  affecting  creditors'  rights  generally and by general  equitable principles.

     5.2 Non-Contravention. Other than any consents, approvals or other actions, the  failure  to obtain  which  would  not  materially  impair  the  ability  to consummate  the  Transactions  or impose any material  liability on JDH, JQHA or their  respective  Affiliates,  the execution,  delivery and performance of this
Agreement by each of JDH and JQHA, as applicable, do not, as to each such party, as  applicable:  (a) violate  their  respective  organizational  documents;  (b)
violate any applicable law, rule, regulation, ordinance, order, judgment, decree or award of any governmental  body,  court or arbitrator;  or (c) conflict with, result in a breach of, or

                                       14

constitute a default under, any contract, agreement or other instrument to which it is a party or by which any of its properties may be bound or affected.

     5.3 Consents,  Approvals and Filings. Other than any filings required under the HSR Act and any consents,  approvals or other actions, the failure to obtain which would not materially  impair the ability to consummate the Transactions or impose any material liability on JDH, JQHA or their respective  Affiliates,  and except for approval of the terms of the  definitive  agreements  relating to the
Transactions  to  which  JDH or JQHA  is a party  by the  respective  boards  of managers and members,  as  applicable,  of JDH and JQHA,  no consent,  approval, authorization or determination of, or declaration,  filing or registration with, or other action by, any governmental  body or any other Person is required to be made or sought by JDH or JQHA or any of their  Affiliates in connection with the execution,  delivery and performance of this Agreement and all other  agreements or documents  executed or  delivered  by JDH or JQHA or any of their  Affiliates pursuant  to  this  Agreement,  and  the  consummation  by  JDH or  JQHA  of the
Transactions contemplated hereby and thereby.

     5.4  Brokers.  Except as set forth on  Schedule  5.4,  no  broker,  finder, investment  banker or other  Person is  entitled to any  brokerage,  finder's or other  fee  or  commission  in  connection  with  the  Transactions  based  upon arrangements made by or on behalf of any of the JDH Entities.

     5.5  Financial  Position.  JDH and JQHA  reasonably  expect that, as of the
Closing,   they  will  have,  and  at  Closing  they  will  demonstrate  to  the
Stockholders,  sufficient  financial  resources and liquidity to enter into, and perform their respective obligations under, the Transaction Agreements.

                                   ARTICLE VI
                                  TERMINATION

     6.1  Termination  Events.  Subject to the  provisions  of Section 6.2, this
Agreement may be terminated and abandoned,  by written notice given prior to the effectiveness of the Merger in the manner hereinafter provided, as follows:

          (a) by the Stockholders,  on the one hand, or by the JDH Entities,  on the other hand, if:

               (i)  at  any  time  following   execution  and  delivery  of  the
          Short-Term  Line of Credit  Agreement  and prior to  Closing,  funding thereunder  is not  available  to the  borrower  thereunder  upon such
          borrower's   satisfaction  of  all  applicable  terms  and  conditions
          thereunder;

               (ii) the Closing  shall not have  occurred on or before  December
          31,  2005;  provided,  however,  that  the  right  to  terminate  this
          Agreement pursuant to this Section 6.1(a)(ii) will not be available to any party whose  failure to perform or observe any of its  obligations under this Agreement or any  Transaction  Agreement has been the cause of, or  resulted  in, the failure of the Closing to occur on or before such date; or

                                       15

               (iii)  the  Incapacity  of JQH  occurs  at any time  prior to the
          Effective Time;

          (b) by mutual written consent of the parties hereto;

          (c) by the  JDH  Entities,  if  any  of  the  Stockholders  materially breaches any of its representations,  warranties,  covenants or other agreements under this Agreement  (provided that any representation,  warranty,  covenant or agreement of the Stockholders  contained herein that is subject to a materiality or similar  qualification  will not be so qualified for purposes of  determining the existence of any breach thereof on the part of the  Stockholders)  and, with respect to any breach of a covenant  contained herein,  such breach is not cured within  ten (10)  days  after  written  notice  to the  Stockholders  by the JDH
Entities;  provided, however, that no cure period will be permitted for any such breach that by its nature cannot be cured or as a result of such breach; or

          (d) by the  Stockholders,  if  either of the JDH  Entities  materially breaches any of its representations,  warranties,  covenants or other agreements under this Agreement  (provided that any representation,  warranty,  covenant or agreement of the JDH Entities  contained herein that is subject to a materiality or similar  qualification  will not be so qualified for purposes of  determining the existence of any breach  thereof on the part of the JDH Entities)  and, with respect to any breach of a covenant  contained herein,  such breach is not cured within  ten  (10)  days  after  written  notice  to  the  JDH  Entities  by  the
Stockholders;  provided,  however, that no cure period will be permitted for any such breach that by its nature cannot be cured or as a result of such breach.

     6.2 Effect of  Termination.  In the event that this Agreement is terminated in accordance with Section 6.1, such termination  shall be without any liability or obligation to any party or parties and all further obligations of the parties
hereunder  shall  terminate;   provided  that,  (a)  to  the  extent  that  such
termination  arises  out of a  material  breach by a party  hereto of any of its representations,  warranties,  covenants or other agreements  arising under this
Agreement (provided that any representation,  warranty, covenant or agreement of either  party  contained  herein  that is  subject to a  materiality  or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of such party),  such breaching  party will be liable for all damages, including reasonable legal fees and expenses,  allowable at law and any  relief  available  at  equity;  and (b) the  obligations  of the parties to this  Agreement and the  agreements  under Section 8.2,  Section 8.3,
Section 8.7 through Section 8.15,  inclusive,  and this Section 6.2 will survive any termination of this Agreement.

                                  ARTICLE VII
                               CLOSING CONDITIONS

     7.1  Conditions  to  Obligations  of  Stockholders.  The  obligation of the
Stockholders to consummate the Transactions shall be subject to the satisfaction or written waiver as of the Closing of the following conditions:

          (a) Each of the JDH Entities and/or its Affiliates  shall have entered into the Transaction  Agreements which contemplate JQHA and/or its Affiliates as parties in the order set forth in Section 2.1, and each of the of the agreements and covenants of any of JDH, JQHA, their

                                       16

respective Affiliates and iStar to be performed and complied with by such Person on or prior to the Closing (i) under Section 2.1 shall have been duly  performed and  complied  with in all respects  and (ii) under this  Agreement  (other than
Section 2.1) and the Transaction  Agreements  shall have been duly performed and complied with in all material respects.

          (b) The  representations  and warranties of the JDH Entities set forth in this Agreement  (including the disclosure  schedules  attached  hereto) shall have  been  true and  correct  in all  material  respects  as of the date of the
Original  Agreement and shall be true and correct in all material respects as of the  Closing  as  though  made  on and  as of the  Closing;  provided  that  any representation or warranty of JDH and JQHA contained herein that is subject to a materiality  or similar  qualification  will not be so qualified for purposes of determining the existence of any breach thereof on the part of JDH and JQHA.

          (c) The Effective Time shall have occurred.

          (d) The  Consents  set  forth  on  Schedule  7.1(d)  shall  have  been obtained, made or given, as applicable, and shall be in full force and effect.

          (e) The  parties to the  Long-Term  Line of Credit  Agreement  and the
Funding  Agreement  (other  than the  Stockholders  or any of  their  respective
Affiliates)  shall have entered into the Long-Term Line of Credit  Agreement and the  Funding  Agreement,  and,  upon  execution  by JQH  and JQH  Trust  of such agreements,  each such agreement shall have become  effective and advances under the  Long-Term  Line of Credit shall have become  available to JQH and JQH Trust upon their satisfaction of all applicable terms and conditions thereunder.

          (f)  Any  waiting  period   applicable  to  the  consummation  of  the
Transactions under the HSR Act shall have expired or been terminated.

     7.2  Conditions to  Obligations  of JDH and JQHA. The obligation of JDH and
JQHA to consummate  the  Transactions  shall be subject to the  satisfaction  or written waiver as of the Closing of the following conditions:

          (a) Each of the Stockholders  and/or its Affiliates shall have entered into the Transaction  Agreements which  contemplate such Stockholder  and/or its
Affiliates  as parties in the order set forth in  Section  2.1,  and each of the agreements  and  covenants  of any  of the  Stockholders  and  their  respective
Affiliates  to be performed  and complied with by such Person on or prior to the
Closing (i) under  Section 2.1 shall have been duly  performed and complied with in all respects and (ii) under this  Agreement  (other than Section 2.1) and the
Transaction  Agreements  shall have been duly performed and complied with in all material respects.

          (b) The  representations  and warranties of the Stockholders set forth in this Agreement  (including the disclosure  schedules  attached  hereto) shall have  been  true and  correct  in all  material  respects  as of the date of the
Original  Agreement and shall be true and correct in all material respects as of the  Closing  as  though  made  on and  as of the  Closing;  provided  that  any representation or warranty of the Stockholders  contained herein that is subject to a materiality or similar  qualification will not be so qualified for purposes of  determining  the  existence  of  any  breach  thereof  on  the  part  of the
Stockholders.

                                       17

          (c) The Effective Time shall have occurred.

          (d) The  Consents  set  forth  on  Schedule  7.2(d)  shall  have  been obtained, made or given, as applicable, and shall be in full force and effect.

          (e)  Any  waiting  period   applicable  to  the  consummation  of  the
Transactions under the HSR Act shall have expired or been terminated.

          (f) All Stockholder Debt, if any, shall have been paid off in full.

          (g) The  Stockholders  shall  have  delivered  to the JDH  Entities  a certificate,  dated as of the Closing, stating that to their knowledge,  each of the  representations and warranties made by JQH Inc. in the Merger Agreement are true and correct.

          (h) Each of the  agreements  set forth on Schedule  7.2(h)  shall have been terminated to the reasonable satisfaction of the JDH Entities.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     8.1 Further Action. Subject to the terms and conditions hereof, each of the parties hereto shall use commercially  reasonable efforts to take or cause to be taken  all  appropriate  action,  do or cause to be done all  things  necessary, proper or advisable, and execute and deliver such documents and other papers, as may be required to carry out the  provisions of this Agreement and to consummate and make effective the Transactions.

     8.2 No  Disclosure.  Without the prior written  consent of the other party, neither JDH or JQHA, on the one hand, nor any of the Stockholders,  on the other hand, will, and each of such parties shall cause their respective Affiliates and their and their respective Affiliates'  Representatives not to, make any release to the press or other public disclosure,  or make any statement to any employee, competitor,  customer, client or supplier of any of such parties or any of their
Subsidiaries  or to  any  other  person,  with  respect  to  the  terms  of  the discussions  or  negotiations  concerning the  Transactions  or the existence or
contents  of  this  Agreement,   except  for  (i)  disclosure  to  such  party's
Representatives,  (ii) any filings or  amendments to such filings that any party determines  it is  required  to make under the  Securities  Act,  and (iii) such public  disclosure as may be necessary,  based on advice of such party's outside counsel,  for the party  proposing to make the disclosure not to be in violation of or default under any applicable  law,  regulation or  governmental  order, in which event such party  shall,  at least one full  Business  Day prior to making such  disclosure,  inform the other  parties  of such  proposed  disclosure  and reasonably  cooperate with such other parties  regarding the proposed content of
such  disclosure.   Notwithstanding   the  foregoing,   none  of  the  foregoing
obligations  shall apply to JDH or JQHA after the  Closing,  provided  that they shall be required  after the Closing to obtain the consent of JQH (which consent shall not be unreasonably withheld or delayed) prior to making any press release or other public  announcements  with  respect to the terms of the  Transactions, subject to the exceptions  set forth in clauses (i), (ii) and (iii)  immediately foregoing.

     8.3  Expenses.  Except as  otherwise  agreed  to in any of the  Transaction
Agreements,  each party shall bear its or his own expenses  (including  those of its or his accountants, advisers

                                       18

or other agents or  representatives)  incident to the preparation,  negotiation, execution and delivery of this  Agreement and the other  agreements  relating to the Transactions and the performance of its or his obligations hereunder.

     8.4  Survival  of  Representations   and  Warranties  and  Covenants.   The
representations  and warranties and other covenants  contained in this Agreement
shall  survive  the   consummation   of  the  Merger  and  the  closing  of  the
Transactions.

     8.5  Amendments;  Waivers.  This  Agreement  may not be amended or modified except by an  instrument  in writing  signed  by, or on behalf  of,  each of the parties  hereto.  The failure of a party to insist upon strict  adherence to any term of this  Agreement  on any  occasion  shall not be  considered  a waiver or deprive  such  party of the  right to  insist  later on  adherence  thereto,  or thereafter  to insist  upon strict  adherence  to that term or any other term of this  Agreement.  Any waiver must be in writing and signed by the party  against whom enforcement is sought in order to be effective.

     8.6 Exhibits and  Schedules.  The exhibits and schedules to this  Agreement shall be  construed  with and as integral  parts of this  Agreement  to the same extent as if they were set forth verbatim herein.

     8.7 Interpretation.  The headings in this Agreement are intended solely for convenience  of reference  and shall be given no effect in the  construction  or interpretation of this Agreement.  The terms "herein," "hereof," "hereunder" and any  similar  terms  used in this  Agreement  refer to this  Agreement,  and all references  to "this  Agreement"  refer to this  Agreement and the schedules and exhibits  hereto,  as  amended  from  time to time.  The  terms  "including"  or
"include"  shall mean  "including,  without  limitation,"  or "include,  without limitation," as the case may be. Whenever the context may require,  any pronouns used in this Agreement shall include the  corresponding  masculine,  feminine or neuter forms,  and the singular form of nouns,  pronouns and verbs shall include the plural and vice versa.  The parties to this Agreement have been  represented by counsel and have participated jointly in the negotiation and drafting of this
Agreement. In the event any ambiguity or question of interpretation arises, this
Agreement and the other  documents and  instruments  executed in connection with this Agreement shall be construed as if drafted  jointly,  and no presumption or burden of proof shall arise favoring or  disfavoring  any party by virtue of the authorship  of any  provision  of this  Agreement  or such other  documents  and instruments.  The  language  used in this  Agreement  shall be  deemed to be the language  chosen by the parties  hereto to express their mutual  intent,  and no rule of strict construction shall be applied against any Person.

     8.8  Notices.  All notices and other  communications  under this  Agreement shall be in  writing  and shall be deemed  given (a) when  delivered  by hand or certified  mail,  return receipt  requested,  postage  prepaid,  (b) upon verbal confirmation  of receipt by the  recipient  when  transmitted  by  telecopier or electronic  mail or (c) when  received if sent by overnight  courier  (providing proof of delivery),  to the  addressee at the following  addresses or telecopier numbers (or to such other address  telecopier number as a party may specify from time to time by notice hereunder):

          (a) If to a Stockholder:

                                       19

                    John Q. Hammons
                    The Revocable Trust of John Q. Hammons, dated December 28,
                    1989, as amended and restated
                    Hammons, Inc.
                    300 John Q. Hammons Parkway,
                    Suite 900
                    Springfield, Missouri  65806
                    Attn:  John Q. Hammons, as a Stockholder, Trustee of
                    JQH Trust and President of Hammons, Inc.
                    Telephone:  (417) 873-3595
                    Telecopier:  (417) 873-3511

               with a copy (which shall not constitute notice) to:

                    Blackwell Sanders Peper Martin LLP
                    4801 Main Street, Suite 1000
                    Kansas City, Missouri  64112
                    Attn:  Gary D. Gilson and
                           David C. Agee
                    Telephone:  (816) 983-8000
                    Telecopier:  (816) 983-8080

               (i) If to JDH or JQHA:

                    Jonathan D. Eilian
                    152 West 57th Street, 56th Floor
                    New York, New York, 10023
                    Telephone:  (212) 884-8827
                    Telecopier:  (212) 884-8753

               with a copy (which shall not constitute notice) to:

                    Kaye Scholer, LLC
                    Three First National Plaza
                    70 West Madison Street, Suite 4100
                    Chicago, Illinois  60602
                    Attn:  Gary R. Silverman
                    Telephone:  (312) 583-2300
                    Telecopier:  (312) 583-2360

     8.9 Successors;  Binding Effect; Assignment.  This Agreement shall inure to the benefit of, and be binding  upon,  the parties  hereto and their  respective successors  and  permitted  assigns  by  operation  of  law or  otherwise.  This
Agreement  may not be assigned  without the prior  written  consent of the other parties,  and any  attempted  assignment  without such consent shall be null and void;  provided  that JDH and JQHA  shall  have the right to  assign  all or any portion of their  rights and  obligations  under this  Agreement  to one or more wholly-owned  Subsidiaries of JDH or JQHA (including any Subsidiary which may be organized subsequent to the date hereof),

                                       20

provided  that no such  assignment  shall  in any  manner  limit or  impair  the obligations of JDH and JQHA hereunder.

     8.10 No  Third-Party  Beneficiaries.  Nothing in this Agreement is intended to, or shall be  construed  to,  confer  upon any Person not a party  hereto any rights or benefits hereunder.

     8.11 Governing Law. The  interpretation  and construction of this Agreement and (unless  otherwise  expressly  provided  herein) all  amendments  hereof and waivers and  consents  hereunder  shall,  to the extent the  particular  subject matter is controlled by state law, be governed by and be construed in accordance with  the  substantive  law of the  State of  Delaware,  without  regard  to the conflicts of laws principles thereof.

     8.12  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts,  each of which shall be considered  an original,  but all of which together shall constitute one and the same instrument.

     8.13  Entire  Agreement.   This  Agreement,   together  with  each  of  the
Transaction  Agreements and the other agreements  expressly  referenced  herein, contains the entire  agreement and  understanding of the parties with respect to the subject matter hereof.

     8.14 Jurisdiction;  Service of Process. Any action or proceeding seeking to enforce any provision  of, or based on any right arising out of, this  Agreement shall be brought  against any of the parties  only in the Courts of the State of
Delaware  or,  if it has or  can  acquire  jurisdiction,  in the  United  States
District Court for the District of Delaware, and each of the parties consents to the  exclusive  jurisdiction  of such courts (and of the  appropriate  appellate courts) in any such action or proceeding  and waives any objection to venue laid therein.  Process  in any  action or  proceeding  referred  to in the  preceding sentence may be served on any party anywhere in the world.

     8.15 WAIVER OF JURY TRIAL.  EACH PARTY HERETO  ACKNOWLEDGES AND AGREES THAT
ANY  CONTROVERSY  WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY OF THE TRANSACTION
AGREEMENTS IS LIKELY TO INVOLVE  COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE
IT HEREBY  IRREVOCABLY  AND  UNCONDITIONALLY  WAIVES  ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF
OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS  DELIVERED IN CONNECTION
HEREWITH  (INCLUDING,  WITHOUT  LIMITATION,  THE TRANSACTION  AGREEMENTS) OR THE
TRANSACTIONS  CONTEMPLATED  HEREBY OR THEREBY.  EACH PARTY HERETO  CERTIFIES AND
ACKNOWLEDGES  THAT (A) NO  REPRESENTATIVE,  AGENT OR ATTORNEY OF ANY OTHER PARTY
HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE
EVENT OF LITIGATION,  SEEK TO ENFORCE SUCH WAIVERS,  (B) IT UNDERSTANDS  AND HAS
CONSIDERED  THE  IMPLICATIONS  OF  SUCH  WAIVERS,  (C)  IT  MAKES  SUCH  WAIVERS
VOLUNTARILY  AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS  AGREEMENT BY, AMONG
OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

                                       21

     8.16 Specific Performance.  The parties agree that irreparable damage would occur in the event that the  provisions of this  Agreement were not performed in accordance with their specific terms. Accordingly, it is agreed that the parties shall be entitled to an injunction or  injunctions to enforce  specifically  the terms  and  provisions  hereof in any  court of the  United  States or any state having  jurisdiction,  this being in addition to any other  remedy to which they are entitled at law or in equity.

                                       22

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement, or caused this  Agreement to be duly executed and delivered on their behalf,  as of the date first above written.

                                       JOHN Q. HAMMONS

                                              /s/ John Q. Hammons
                                       -----------------------------------------
                                       Name:  John Q. Hammons

                                       HAMMONS, INC.

                                       By:    /s/ John Q. Hammons
                                          --------------------------------------
                                       Name:  John Q. Hammons
                                       Title:  President

                                       THE REVOCABLE TRUST OF JOHN Q. HAMMONS,
                                       DATED DECEMBER 28, 1989, AS AMENDED AND
                                       RESTATED

                                       By:    /s/ John Q. Hammons
                                          --------------------------------------
                                       Name:  John Q. Hammons
                                       Title:  Trustee

                                       JD HOLDINGS, LLC a Delaware limited
                                       liability company

                                       By:    /s/ Jonathan D. Eilian
                                          --------------------------------------
                                       Name:  Jonathan D. Eilian
                                       Title:  Managing Member

                                       JQH ACQUISITION LLC, a Delaware limited
                                       liability company

                                       By:    /s/ Jonathan D. Eilian
                                          --------------------------------------
                                       Name:  Jonathan D. Eilian
                                       Title:  Managing Member

                                       23

                                    Exhibits

Exhibit 2.1(a)      Amendment No. 4 to Second Amended and Restated  Agreement of
                    Limited Partnership of JQH LP

Exhibit 2.1(c)      Real Estate Sale and Non-Compete Agreement

Exhibit 2.1(cc)     Promissory Note

Exhibit 2.1(d)      Chateau Distribution Agreement

Exhibit 2.1(e)      Management Assets and Obligations Distribution Agreement

Exhibit 2.1(f)      Third Amended and Restated Agreement of Limited  Partnership
                    of JQH LP

Exhibit 2.1(g)      Redemption Agreement

Exhibit 2.1(i)      Fourth Amended and Restated JQH LP Partnership Agreement

Exhibit 2.1(k)(i)   Tax Indemnity Agreement

Exhibit 2.1(k)(ii)  Sponsor Right of First Refusal

Exhibit 2.1(k)(iii) JQH Right of First Refusal

Exhibit 2.1(k)(iv)  Non-Solicitation Agreement

Exhibit 2.1(k)(v)   Corporate Overhead Agreement

Exhibit 2.1(k)(vi)  Development Restriction Agreement

Exhibit 2.1(m)      TRS Lease

Exhibit 2.1(n)      Revenue Sharing Agreement

Exhibit 2.1(o)      Management Services Agreement

Exhibit 2.1(p)      Funding Agreement

Exhibit 2.1(q)      Long-Term Line of Credit Agreement

Exhibit 3.9         Indenture Compliance Plan

Exhibit 7.2(h)      Agreements to be Terminated

                                       24

                                    Schedules

Schedule 4.2        Equity Interests

Schedule 4.3(a)     Conflicts With Laws or Material Agreements

Schedule 4.3(b)     Conflicts With Organizational Documents

Schedule 4.4        Consents, Approvals, and Filings

Schedule 4.6        Brokers

Schedule 4.7        Affiliate Transactions

Schedule 5.4        Brokers

Schedule 7.1(d)     Closing Consents of Stockholders

Schedule 7.2(d)     Closing Consents of JDH Entities

                                       25